UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 19, 2021 (January 18, 2021)

TRONOX HOLDINGS PLC

(Exact Name of Registrant as Specified in Its Charter)

England and Wales	001-35573	98-1467236

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Tresser Boulevard, Suite 1100	Laporte Road, Stallingborough

Stamford, Connecticut 06901	Grimsby, North East Lincolnshire, DN40 2PR, UK

 (Address of Principal Executive Offices) (Zip Code)

(203) 705-3800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Ordinary shares, par value $0.01 per share	TROX	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

On May 14, 2020, Tronox Holdings plc, a public limited company incorporated under the laws of England and Wales (the “Company”), Tronox Titanium Holdings AS, a Norwegian corporation and a wholly-owned indirect subsidiary of the Company (“Purchaser”), Eramet S.A., a société anonyme incorporated in France (“Eramet”), and Tizir Limited, a private limited company incorporated under the laws of England and Wales (“Seller”), entered into a binding stock purchase agreement (the “Purchase Agreement”), pursuant to which the Purchaser agreed to purchase 100% of the issued share capital of TiZir Titanium & Iron AS, a Norwegian corporation and a wholly-owned subsidiary of the Seller (the “Business”), for a purchase price of $300.4 million in cash plus interest at 3% per annum from December 31, 2019 until the date of completion (the “Transaction”). One of the conditions to the Transaction was the clearance of certain regulatory approvals, that would include the UK Competition and Markets Authority (“CMA”) by no later than a date specified in the Purchase Agreement (the “Condition Satisfaction Date”).

As previously announced, on January 4, 2021, the Company received a decision from the CMA indicating that it intended to open a Phase 2 investigation into the Company’s proposed acquisition of the Business. In response to the concerns presented by the CMA, the Company submitted a remedy proposal, which the CMA rejected on January 18, 2021.  As a result, the Company has concluded that it is not possible to complete the Transaction by the Condition Satisfaction Date and has elected to terminate the Transaction. Pursuant to the Purchase Agreement, in May 2020, the Company placed $18 million into escrow, which will now be released to the Seller as a “break fee”.

Item 2.02	Results of Operations and Financial Condition.

Attached as Exhibit 99.1 is a copy of a press release of the Company, dated January 18, 2021, reporting the Company’s preliminary unaudited financial results for the quarter ended December 31, 2020.

The information in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as otherwise stated in that filing. The Company does not undertake any obligation to update the information contained in this Item 2.02, including Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated January 18, 2021.
104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX HOLDINGS PLC

Date: January 19th, 2021	By:	/s/ Jeffrey N. Neuman
Name: Jeffrey N. Neuman
Title: Senior Vice President, General Counsel and Secretary